                                                                EXHIBIT 12(d)(1)

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                               EL PASO CORPORATION

                                     ISSUER

                                       AND



                               JPMORGAN CHASE BANK

                                     TRUSTEE

                                   ----------



                          EIGHTH SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 26, 2002

                                       TO

                                    INDENTURE

                            DATED AS OF MAY 10, 1999

                                   ----------

                        SENIOR NOTES DUE AUGUST 16, 2007

                                   ----------





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



         EIGHTH SUPPLEMENTAL INDENTURE, dated as of June 26, 2002 (herein called the "Eighth Supplemental Indenture"), between EL PASO CORPORATION (formerly known as El Paso Energy Corporation), a Delaware corporation (herein called the "Company"), having its principal office at 1001 Louisiana Street, Houston, Texas 77002 and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a banking corporation duly organized and existing under the laws of the State of New York, as trustee under the Indenture referred to below (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture, dated as of May 10, 1999 (herein called the "Original Indenture"), providing for the issuance from time to time of one or more series of the Company's unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), the terms of which are to be determined as set forth in Section 301 of the Original Indenture;

         WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture;

         WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $500,000,000 (up to $575,000,000 if the over-allotment option of the Underwriters (as defined in the Underwriting Agreement) is exercised pursuant to the Underwriting Agreement), which series shall be designated the Senior Notes Due August 16, 2007 (the "Notes"), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this Eighth Supplemental Indenture has been duly taken; and

         WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Eighth Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

         NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH:

         That in consideration of the premises and the issuance of the Notes, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

             TERMS AND ISSUANCE OF SENIOR NOTES DUE AUGUST 16, 2007

         SECTION 1.01 Establishment, Designation and Principal Amount.

         (a) There shall be and is hereby authorized a series of Securities under the Original Indenture designated the "Senior Notes Due August 16, 2007," in the initial aggregate principal amount of $500,000,000 (up to $575,000,000 if the Underwriters' over-allotment option is exercised), which amount shall be as set forth in the Company Order for the authentication and delivery of the Notes pursuant to Sections 201 and 303 of the Original Indenture.

         (b) The Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on August 16, 2007.

         (c) The Notes shall initially be issued in definitive, fully registered form (the "Definitive Securities"), without coupons, in substantially the form set out in Exhibit A hereto. The entire principal amount of the Notes shall initially be evidenced by one or more certificates issued to JPMorgan Chase Bank, as Purchase Contract Agent under the Purchase Contract Agreement (as defined below).

         (d) The Notes that, in accordance with the Purchase Contract Agreement, are no longer held as part of Equity Security Units shall be represented initially by Global Securities. Each such Definitive Security and Global Security shall represent such aggregate principal amount of the Outstanding Notes as shall be from time to time endorsed thereon, which principal amounts may be increased or decreased, as applicable, to reflect Transfers from Pledged Notes to Separate Notes and Transfers from Separate Notes to Pledged Notes. Any such increase or decrease in the aggregate principal amount of (i) Definitive Securities shall be made by the Collateral Agent and (ii) Global Securities representing Notes shall be made by the Trustee, as custodian of the Global Securities, in each case upon the instructions of the Purchase Contract Agent given pursuant to Article IV of the Pledge Agreement; provided, however, that the combined aggregate principal amount of the Outstanding Notes represented by the Definitive Securities and Global Securities shall never exceed the amounts specified in Section 1.01(a) hereof.

                                   ARTICLE II

                    GENERAL TERMS AND CONDITIONS OF THE NOTES

         SECTION 2.01 Definitions. For purposes of this Eighth Supplemental Indenture and the Notes, the following terms shall have the meanings indicated below. Capitalized terms used herein but not defined herein shall have the meaning assigned to them in the Original Indenture, the Purchase Contract Agreement, the Remarketing Agreement or the Pledge Agreement, as the case may be and as the context may require. To the extent of conflicts between definitions in the Original Indenture and definitions set forth or incorporated herein, the definitions herein shall control.

         "Applicable Spread" means the spread determined as set forth below, based on the Prevailing Rating of the Notes in effect at the close of business on the fifth Business Day immediately preceding the Stock Purchase Date:

                  Prevailing Rating                                                 Spread
                  -----------------                                                 ------
                  AA/"Aa2"........................................................   2.00%
                  A/"A2"..........................................................   3.00%
                  BBB/"Baa2"......................................................   4.00%
                  BBB-/"Baa3".....................................................   6.00%
                  Below BBB-/"Baa3"...............................................   7.00%

         "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions and trust companies in the State of New York are authorized or required by law, regulation or executive order to be closed or a day on which the Purchase Contract Agent, the Collateral Agent or the Trustee is closed for business.

         "Company" has the meaning set forth in the preamble.

         "Contingent Payment Regulations" has the meaning set forth in Section 2.11.

         "DTC" means The Depository Trust Company.

         "Interest Payment Date" has the meaning set forth in Section 2.02.

         "Moody's" means Moody's Investors Service, Inc.

         "Notes" has the meaning set forth in the recitals.

         "Pledge Agreement" means the Pledge Agreement, dated as of June 26, 2002, between the Company and JPMorgan Chase Bank, as Purchase Contract Agent, and The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary.

         "Prevailing Rating" means, for purposes of determining the Applicable
Spread:

                  (1) AA/"Aa2" if the Notes have a credit rating of AA or better by S&P and "Aa2" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or agencies selected by the Remarketing Agent, after consultation with the Company;

                  (2) if not under clause (1) above, then A/"A2" if the Notes have a credit rating of A or better by S&P and "A2" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or agencies selected by the Remarketing Agent, after consultation with the Company;

                  (3) if not under clause (1) or (2) above, then BBB/"Baa2" if the Notes have a credit rating of BBB or better by S&P and "Baa2" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or agencies selected by the Remarketing Agent, after consultation with the Company; or

                  (4) if not under clause (1), (2), (3) above, then BBB-/"Baa3" if the Notes have a credit rating of BBB- or better by S&P and "Baa3" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or agencies selected by the Remarketing Agent, after consultation with the Company; or

                  (5) if not under clauses (1), (2), (3) or (4) above, then Below BBB-/"Baa3."

         Notwithstanding the foregoing, if:

                  (A)(1) the credit rating of the Notes by S&P shall be on the "Credit Watch" of S&P with a designation of "negative implications" or "developing," or

                     (2) the credit rating of the Notes by Moody's shall be on the "Corporate Credit Watch List" of Moody's with a designation of "downgrade" or "uncertain,"

                           or, in each case, on any successor list of S&P or Moody's with a comparable designation, the Prevailing Rating of the Notes shall be deemed to be within a range one full level lower in the above table than those actually assigned to the Notes by S&P and Moody's is rating the Notes.

                  (B) the Notes are not rated by both S&P and Moody's on or before the fifth Business Day immediately preceding the Stock Purchase Date, the Prevailing Rating will at all times be determined by reference to the rating of whichever of S&P and Moody's is rating the Notes.

However, if neither S&P nor Moody's shall have in effect a rating of the Notes and the Remarketing Agent is unable to identify a substitute rating agency or agencies, the Prevailing Rating shall be Below BBB-/"Baa3."

         "Purchase Contract Agreement" means the agreement, dated as of June 26, 2002, between the Company and the Purchase Contract Agent, pursuant to which the Equity Security Units and Stripped Units will be issued.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Notes that are not in book-entry only form, the Regular Record Date shall be the close of business on the 15th day preceding such Interest Payment Date.

         "Remarketing Agreement" means the Remarketing Agreement, dated as of June 26, 2002, by and among the Company, the Remarketing Agent and the Purchase Contract Agent.

         "Reset Rate" means the interest rate per annum with respect to the Notes that is determined by the Remarketing Agent pursuant to the Remarketing Agreement as follows:

                  (i) in connection with a successful remarketing, the rate of interest that, in the opinion of the Remarketing Agent, will, when applied to the Notes participating in the remarketing, enable the then current aggregate market value of the Notes to have a value equal to approximately, but not less than, 100.5% of the Remarketing Value as of the

         Initial Remarketing Date or as of any Subsequent Remarketing Date, as the case may be; or

                  (ii) if the Last Failed Remarketing shall have occurred or if there were no Equity Security Units outstanding on the Initial Remarketing Date or any Subsequent Remarketing Date and none of the Holders of Separate Notes elected during any Remarketing Period to have their Separate Notes participate in a remarketing, the rate of interest equal to the Two-Year Benchmark Treasury Rate plus the Applicable Spread, in each case subject to Section 2.05(l).

         "S&P" means Standard & Poor's Ratings Services.

         "Stated Maturity" means August 16, 2007.

         "Telerate" means the Dow Jones Telerate Service.

         "Two-Year Benchmark Treasury" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Company and the Remarketing Agent.

         "Two-Year Benchmark Rate" means (i) the bid side rate of the Two-Year Benchmark Treasury displayed at 10:00 a.m., New York City time, on the fifth Business Day immediately preceding the Stock Purchase Date in the Telerate system (or, if the Telerate system is (a) no longer available on such date or (b) in the judgment of the Remarketing Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the judgment of the Remarketing Agent (after consultation with the Company), is appropriate) or (ii) if such rate cannot be determined as set forth in clause (i) above, the yield to maturity for the Two-Year Benchmark Treasury, as calculated by the Remarketing Agent, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m., New York City time, on the fifth Business Day immediately preceding the Stock Purchase Date of three leading United States government securities dealers selected by the Remarketing Agent (after consultation with the Company) (which may include the Remarketing Agent or an affiliate thereof). However, if, in the judgment of the Remarketing Agent (after consultation with the Company), direct obligations of the United States are no longer appropriate benchmarks for the purpose of setting the Reset Rate if the Last Failed Remarketing has occurred, the Company and the Remarketing Agent shall agree upon another two-year benchmark rate.

         SECTION 2.02 Payment of Principal and Interest.

         (a) The unpaid principal amount of the Notes shall initially bear interest at the rate of 6.14% per annum, payable in arrears on each February 16, May 16, August 16 and November 16 (each, with respect to the Notes, an "Interest Payment Date"), commencing August 16, 2002, from the original date of issuance, to, but excluding, the earlier of (i) the settlement date of a successful remarketing under the Purchase Contract Agreement or (ii) the Stock Purchase Date, and, thereafter, at the Reset Rate to, but excluding, the date on which the principal of the Notes has been paid or made available for payment.

         (b) Interest shall be payable quarterly in arrears on each Interest Payment Date to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable on the Stated Maturity shall be paid to the person to whom principal is payable. As provided in Section 307 of the Original Indenture, any such interest not punctually paid or duly provided for with respect to any Interest Payment Date shall forthwith cease to be payable to the registered holders on such Regular Record Date, and may be paid to the person or persons in whose name the Notes are registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Notes not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in Section 307 of the Original Indenture.

         (c) The amount of interest payable for any period will be computed:

                  (1) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months,

                  (2) for any period shorter than a full quarterly period, on the basis of a 30-day month; and

                  (3) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month.

         If any date on which interest or principal is payable is not a Business Day, then payment of interest or principal payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (d) Payment of the principal of and interest on the Notes shall be made at an office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, at the Office of the Agent in The City of New York (in the case of Pledged Notes) or at the Corporate Trust Office (in the case of Separate Notes) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due on the Stated Maturity being made upon surrender of such Notes to the Office of the Agent in The City of New York or the Corporate Trust Office, as the case may be. Payments of interest will be made, subject to such surrender upon payment of principal at Stated Maturity, at the option of the Company, (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least five Business Days prior to the date for payment by the Person entitled hereto.

         SECTION 2.03 Denominations. The Notes shall be issued in denominations of $50 and integral multiples of $50.

         SECTION 2.04 Global Securities.

         (a) The Notes that, in accordance with the Purchase Contract Agreement, are no longer part of the Equity Security Units will be exchanged for Notes in the form of one or more Global Securities registered in the name of DTC or its nominee. Except under the limited circumstances described below or in Section 2.04(c) below, Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor Depository or its nominee.

         (b) Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor Depositary or its nominee or except as described below. The rights of owners of beneficial interests in such a Global Security shall be exercised only through DTC.

         (c) Notwithstanding anything to the contrary in Section 305 of the Original Indenture, a Global Security shall be exchangeable for Notes registered in the names of persons other than DTC or its nominee only if:

                  (i) DTC notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification;

                  (ii) if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when DTC is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation;

                  (iii) the Company in its sole discretion determines that it no longer has any senior debt securities represented by global securities or that it will permit a Global Security to be exchangeable; or

                  (iv) an Event of Default under the Indenture has occurred and is continuing.

Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as DTC shall direct.

         SECTION 2.05 Remarketing.

         (a) The Pledged Notes comprising part of Equity Security Units and the Separate Notes of holders of Separate Notes that have elected in accordance with
Section 2.06(a) hereof to participate in a remarketing shall be remarketed by the Remarketing Agent.

         (b) On the seventh Business Day immediately preceding the Initial Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, the Company shall give Holders of Separate Notes notice of the upcoming remarketing in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. Not later than seven nor more than 15 calendar days prior to the Initial Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, the Company shall request DTC (or any successor Clearing Agency) to notify, directly or indirectly, each Beneficial Owner or Clearing Agency Participant holding an Equity Security Unit or Stripped Units and each Beneficial Owner of a Separate Note of the upcoming remarketing and of the procedures that must be followed in connection with the upcoming remarketing, as applicable.

         (c) On the third Business Date immediately preceding the Initial Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, not later than 10:00 a.m., New York City time, pursuant to the terms of the Pledge Agreement, the Collateral Agent shall notify the Remarketing Agent of the aggregate number of Pledged Notes to be remarketed. On the third Business Day immediately preceding the Initial Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, not later than by 10:00 a.m., New York City time, pursuant to the terms of the Pledge Agreement, the Custodial Agent will notify the Remarketing Agent of the aggregate number of Separate Notes to be remarketed. On the third Business Day immediately preceding the Initial Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, the Collateral Agent and the Custodial Agent, pursuant to the terms of the Pledge Agreement, will deliver for remarketing to the Remarketing Agent all Pledged Notes and all Separate Notes delivered to the Custodial Agent pursuant to Section 4.5(d) of the Pledge Agreement and not withdrawn pursuant to the terms thereof prior to such date.

         (d) The right of each Holder of Notes to have its Notes tendered for purchase will be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered Notes and (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

         (e) Upon receipt of the notice provided for in Section 2.05(c) from the Collateral Agent and the Custodial Agent and such Notes from the Collateral Agent and the Custodial Agent, the Remarketing Agent will, on the Initial Remarketing Date, use its commercially reasonable best efforts to (i) establish the Reset Rate (as defined in clause (i) of the definition of such term) and
(ii) sell the Notes participating in such remarketing on such date at a price equal to approximately, but not less than, 100.5% of the Remarketing Value.

         (f) If, despite using its commercially reasonable best efforts, the Remarketing Agent cannot, on the Initial Remarketing Date, establish the Reset Rate (as defined in clause (i) of the definition of such term) and remarket the Notes participating in the remarketing at a price equal to approximately, but not less than, 100.5% of the Remarketing Value, the Remarketing Agent will again attempt to establish the Reset Rate (as defined in clause (i) of the definition of such term) and remarket the Notes participating in the remarketing at a price equal to approximately, but not less than, 100.5% of the Remarketing Value on each of the two next succeeding Business Days. If the Remarketing Agent cannot remarket the Notes participating in the remarketing at a price equal to approximately, but not less than, 100.5% of the Remarketing Value on either of those days, it will attempt to establish the Reset Rate (as defined in clause
(i) of the definition of such term) and remarket the Notes participating in the remarketing at a price equal to approximately, but not less than, 100.5% of the Remarketing Value on each of the three Business Days immediately preceding July 1, 2005. If the Remarketing Agent cannot establish the Reset Rate (as defined in clause (i) of the definition of such term) and remarket the Notes participating in the remarketing at a price equal to approximately, but not less than, 100.5% of the Remarketing Value either on the Initial Remarketing Date or any of the two Business Days next succeeding the Initial Remarketing Date or on any of the three Business Days immediately preceding July 1, 2005, the remarketing in each such period will be deemed to have failed (each, a "Failed Remarketing"). If there have been two Failed Remarketings, the Remarketing Agent will further attempt to establish the Reset Rate (as defined in clause (i) of the definition of such term) and remarket the Notes participating in the remarketing at a price equal to approximately, but not less than, 100.5% of the Remarketing Value on each of the seventh, sixth and fifth Business Days immediately preceding the Stock Purchase Date. If, despite using its commercially reasonable best efforts, the Remarketing Agent fails to remarket the Notes participating in the remarketing at a price equal to approximately, but not less than, 100.5% of the Remarketing Value by 4:00 p.m., New York City time, on the fifth Business Day immediately preceding the Stock Purchase Date, the "Last Failed Remarketing" will be deemed to have occurred.

         (g) Upon the occurrence of a successful remarketing, by approximately 4:30 p.m., New York City time, on the date of the successful remarketing, the Remarketing Agent shall advise, by telephone (promptly confirmed in writing in the case of clause (i)):

                  (i) the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary, DTC and the Trustee of the Reset Rate determined in the remarketing in accordance with clause (i) of the definition of Reset Rate;

                  (ii) each purchaser (or the Clearing Agency Participant thereof) of Notes in the remarketing of the Reset Rate and the number of Notes such purchaser is to purchase; and

                  (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the date of settlement for such remarketing in same day funds against delivery of the remarketed Notes purchased through the facilities of DTC.

         The Remarketing Agent also shall, in accordance with the Purchase Contract Agreement and the Remarketing Agreement, use the proceeds from the successful remarketing attributable to the Pledged Notes to purchase the Treasury Consideration with the CUSIP numbers, if any, selected by the Remarketing Agent, described in clauses (1) and (2) of the definition of Remarketing Value.

         (h) On the date of settlement of the successful remarketing, which shall be the third Business Day following the Initial Remarketing Date or such Subsequent Remarketing Date, as the case may be, the Notes will begin bearing interest at the Reset Rate and the Remarketing Agent shall deliver such Treasury Consideration to the Purchase Contract Agent, which shall thereupon deliver such Treasury Consideration to the Collateral Agent. The Collateral Agent, for the benefit of the Company, shall thereupon apply such Treasury Consideration, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Purchase Contracts related to Equity Security Units. On the third Business Day following such Initial Remarketing Date or Subsequent Remarketing Date, as the case may be, the Remarketing Agent also shall:

                  (i) deduct and retain for itself the Remarketing Fee;

                  (ii) remit the remaining portion of the proceeds from the successful remarketing attributable to the Separate Notes to the Custodial Agent for payment to the holders of Separate Notes that were remarketed; and

                  (iii) remit the remaining portion, if any, of the proceeds to the Purchase Contract Agent for payment to the Holders of the Equity Security Units.

         (i) Any distribution to Holders of excess funds and interest described in this Section 2.05 shall be payable at the Office of the Agent in The City of New York (in the case of Pledged Notes) or Corporate Trust Office (in the case of Separate Notes), as the case may be, maintained for that purpose or, at the option of the Holder or the holder of Separate Notes, as applicable, by check mailed to the address of the Person entitled thereto at such address as it appears on the relevant Register or by wire transfer to an account specified by the Holder or the holder of Separate Notes, as applicable.

         (j) Upon the occurrence of a Failed Remarketing, the Remarketing Agent and the Company, as applicable, shall take the following actions:

                  (i) the Remarketing Agent shall notify by telephone the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Trustee that a Failed Remarketing has occurred, whereupon the Company shall notify DTC, by telephone, that a Failed Remarketing has occurred;

                  (ii) the Company shall cause a notice of the Failed Remarketing to be published, not later than the fourth Business Day following the last day of such Remarketing Period, by means of Bloomberg and Reuters newswires and a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal; and

                  (iii) the Remarketing Agent shall, within three Business Days following the last day of such Remarketing Period, return the Pledged Notes that were to be remarketed to the Collateral Agent and the Separate Notes that were to be remarketed to the Custodial Agent for redelivery to such holders of such Separate Notes.

         (k) Upon the occurrence of the Last Failed Remarketing, the Remarketing Agent shall notify by telephone the Company, the Agent, the Collateral Agent, the Custodial Agent and the Trustee that the Last Failed Remarketing has occurred, whereupon the Company shall notify the Depositary that the Last Failed Remarketing has occurred. The Company also shall cause a notice of the Last Failed Remarketing to be published not later than the fourth Business Day following the fifth Business Day immediately preceding the Stock Purchase Date by means of Bloomberg and Reuters newswires and a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Wall Street Journal. The Remarketing Agent also shall, within three Business Days following the fifth Business Day immediately preceding the Stock Purchase Date, return the Pledged Notes to the Collateral Agent and the Separate Notes that were to be remarketed to the Custodial Agent for redelivery to such holders of such Separate Notes. In addition, pursuant to the written direction of the Company, the Collateral Agent shall, for the benefit of the Company, deliver or dispose of any Pledged Notes in accordance with the Company's written direction to satisfy in full, from any such disposition or delivery, such Holders' obligations under the related Purchase Contracts to pay the Purchase Price for the Common Stock, and any accrued and unpaid interest on such Notes will become payable by the Company to the Purchase Contract Agent for payment to the Holders of the Equity Security Units to which such Notes relate in accordance with the Purchase Contract Agreement. Such payment will be made by the Company not later than 11:00 a.m., New York City time, on the Stock Purchase Date in lawful money of the United States by certified or cashier's check or wire transfer in immediately available funds payable to or upon the order of the Purchase Contract Agent. In addition, the Remarketing Agent shall notify the Company, the Custodial Agent and the Trustee of the Reset Rate as determined in accordance with clause (ii) of the definition of Reset Rate and the Notes will begin bearing interest at such Reset Rate on the Stock Purchase Date.

         (l) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, the Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and it shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the eighth Business Day immediately preceding the Initial Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

         (m) In accordance with DTC's normal procedures, on the date of settlement of such Remarketing or the Stock Purchase Date, as applicable, the transactions described above with respect to each Note remarketed in the remarketing shall be executed through DTC, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such remarketed Notes delivered by book entry as necessary to effect purchases and sales of such remarketed Notes. DTC shall make payment in accordance with its normal procedures.

         (n) If any Holder of Notes selling Notes in the remarketing fails to deliver such Notes, the direct or indirect Clearing Agency Participant of such selling Holder and of any other Person who was to have purchased Notes in the remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such direct or indirect Clearing Agency Participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

         (o) The Remarketing Agent is not obligated to purchase any Notes that otherwise would remain unsold in the remarketing. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Notes for remarketing.

         (p) Under the Remarketing Agreement, the Company, in its capacity as issuer of the Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the remarketing, other than the Remarketing Fee.

         (q) The settlement procedures set forth herein, including provisions for payment by purchasers of the remarketed Notes in the remarketing, shall be subject to modification to the extent required by DTC or if the book-entry system is no longer available for the remarketed Notes at the time of the remarketing, to facilitate the remarketing of the remarketed Notes in certificated form, and shall provide for the authentication and delivery of Notes in a principal amount equal to the unremarketed portion of such Notes. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

         SECTION 2.06 Optional Remarketing.

         (a) At any time after the Interest Payment Date immediately preceding the last Interest Payment Date before the Stock Purchase Date and prior to 11:00 a.m., New York City time, on the fourth Business Day immediately preceding the Initial Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, holders of Separate Notes may elect to have their Separate Notes remarketed by Transferring such Separate Notes and delivering a notice of such election, substantially in the form of Exhibit C to the Pledge Agreement, to the Custodial Agent. Pursuant to the terms of the Pledge Agreement, the Custodial Agent will hold such Separate Notes in an account separate from the Collateral Account. On the third Business Day immediately preceding the Initial Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, not later than 10:00 a.m., New York City time, pursuant to the terms of the Pledge Agreement, the Custodial Agent shall notify the Remarketing Agent of the aggregate number of Separate Notes to be remarketed. A holder of Separate Notes electing to have its Separate Notes remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D to the Pledge Agreement, prior to 11:00 a.m., New York City time, on the fourth Business Day immediately preceding the Initial Remarketing Date or the first day of a subsequent Remarketing Period, as applicable, upon which notice the Custodial Agent will return such Separate Notes to such holder.

         (b) On the third Business Day immediately preceding the Initial Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, the Custodial Agent, pursuant to the terms of the Pledge Agreement, will deliver to the Remarketing Agent for remarketing all Separate Notes delivered to the Custodial Agent pursuant to Section 4.5(d) of the Pledge Agreement and not withdrawn pursuant to the terms thereof prior to such date. If the holder of the Separate Notes delivers only such notice but not the Separate Notes subject to such notice, then none of such holder's Separate Notes shall be included in the remarketing. Once the holder of Separate Notes elects to participate in the remarketing, such Separate Notes will be remarketed in the remarketing, unless such notice is properly withdrawn. After deducting and retaining for itself the Remarketing Fee, the Remarketing Agent will remit the remaining portion of the proceeds from the successful remarketing attributable to the Separate Notes to the Custodial Agent for payment to the holders of Separate Notes that were remarketed. In accordance with Section 4.5(d) of the Pledge Agreement, upon the occurrence of a Failed Remarketing, the Remarketing Agent will, within three Business Days following the last day of such Remarketing Period, return such Separate Notes that were to be remarketed to the Custodial Agent for redelivery to such holders of such Separate Notes.

         SECTION 2.07 Sinking Fund. The Notes shall not be entitled to any sinking fund.

         SECTION 2.08 Redemption and Repurchase. Except as provided in Section 2.10, the Notes shall not be redeemable prior to their Stated Maturity.

         SECTION 2.09 Defeasance. The provisions of Article Thirteen of the Original Indenture shall not apply to the Notes.

         SECTION 2.10 Tax Event Redemption.

         (a) If a Tax Event shall occur, the Company may, at its option, redeem the Notes in whole (but not in part) at any time at a price equal to the Redemption Price. Installments of interest on the Notes that are due and payable on or prior to the date of redemption (the "Tax Event Redemption Date") will be payable to the Holders of the Notes registered as such on the Record Date next preceding such Tax Event Redemption Date.

         (b) If, following the occurrence of a Tax Event prior to the earlier of a successful remarketing and the Stock Purchase Date, the Company exercises its option to redeem the Notes, the Company shall appoint the Quotation Agent to assist the Collateral Agent in purchasing the Treasury Portfolio, in consultation with the Company.

         (c) Payment of the Redemption Price owed to each Holder of Notes shall be made by the Company, not later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds (provided the necessary wire instructions have been provided to the Trustee at least 15 days prior to the Tax Event Redemption Date) at such place and to such account as may be designated by each such Holder of Notes, in the case of Separate Notes, or to the Collateral Agent, in the case of Pledged Notes. The Collateral Agent shall, in accordance with Section 4.3 of the Purchase Contract Agreement and Section 6.3 of the Pledge Agreement, apply the aggregate Redemption Price for the Pledged Notes to the purchase of the Treasury Portfolio and promptly remit the remaining portion, if any, of such aggregate Redemption Price to the Purchase Contract Agent for payment to the Holders of the Equity Security Units. The Treasury Portfolio will be substituted for the Pledged Notes, and will be pledged to the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of an Equity Security Unit to purchase the Common Stock under the Purchase Contract constituting a part of such Equity Security Units. If the Trustee or Collateral Agent, as the case may be, holds immediately available funds sufficient to pay the Redemption Price of the Notes, then, on such Tax Event Redemption Date, such Notes will cease to be Outstanding.

         (d) The Trustee shall have no duty or liability to determine or verify the Redemption Price. Notice of a Tax Event Redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Notes to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price, interest shall cease to accrue on the Notes on and after the Tax Event Redemption Date, whether or not such Notes have been received by the Company, and all other rights of the

Holders in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Notes but without interest on such Redemption Price).

         SECTION 2.11 Tax Treatment. The Company agrees, and by acceptance of a beneficial ownership interest in the Notes, each beneficial holder of Notes will be deemed to have agreed, to:

                  (1) treat the acquisition of an Equity Security Unit as the acquisition of the Note and the Purchase Contract constituting the Equity Security Unit and to allocate the purchase price of the Equity Security Unit between the Note and the Purchase Contract as $50 and $0, respectively;

                  (2) treat the Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") for United States federal income tax purposes; and

                  (3) be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Notes for United States federal income tax purposes.

         A Holder of Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address:
El Paso Corporation, Investor Relations, 1001 Louisiana Street, Houston, Texas 77002.

                                  ARTICLE III

                  CERTAIN AMENDMENTS TO THE ORIGINAL INDENTURE

         SECTION 3.01 Modification of Section 1104 in Respect of the Senior Notes. Notwithstanding the terms of Section 1104 of the Original Indenture, if the Company elects to redeem any of the Outstanding Notes upon the occurrence of a Tax Event, the notice of redemption required to be furnished pursuant to
Section 1104 of the Original Indenture does not need to specify the Redemption Price, but such notice of redemption may instead specify the manner of calculation of the Redemption Price. In such event, the Company shall notify the Trustee of the Redemption Price with respect to such redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.01 Recitals by Company. This Eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Eighth Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

         SECTION 4.02 Responsibility for Recitals, Etc. The recitals herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

         SECTION 4.03 Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Eighth Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

         SECTION 4.04 Governing Law. This Eighth Supplemental Indenture and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 4.05 Execution and Counterparts. This Eighth Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, EL PASO CORPORATION has caused this Eighth Supplemental Indenture to be executed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents, and JPMORGAN CHASE BANK has caused this Eighth Supplemental Indenture to be executed in its corporate name by one of its Assistant Vice Presidents as of June 26, 2002.

                          EL PASO CORPORATION


                          By:      /s/ John J. Hopper
                                   --------------------------------------------
                                   Name:  John J. Hopper
                                   Title: Vice President and Treasurer





                          JPMORGAN CHASE BANK, as Trustee


                          By:      /s/ R. Lorenzen
                                   --------------------------------------------
                                   Name:  R. Lorenzen
                                   Title: Assistant Vice President

                                                                       EXHIBIT A

                                 (Face of Note)

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

CUSIP No. 28336L AF 6
ISIN No.  US28336L AF 67
No.: ___                                                       $_______________

                               EL PASO CORPORATION

                         Senior Note Due August 16, 2007

                  El Paso Corporation, a corporation duly organized and existing under the laws of Delaware (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co., as nominee for The Depository Trust Company]* or its registered assigns, the principal sum of _______________________ United States Dollars [, or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto,]** at the Corporate Trust Office or the Office of the Agent in The City of New York, on August 16, 2007 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the




----------
*        Insert in Global Securities.

**       Insert in Global Securities and Pledged Notes.

payment of public and private debts, and to pay interest thereon from June 26, 2002 or from the next most recent date to which interest has been paid or duly provided for, quarterly in arrears on each February 16, May 16, August 16 and November 16 of each year (each such date, an "Interest Payment Date"), commencing on August 16, 2002, at the rate of 6.14% per annum to, but excluding, the earlier of (i) the date of settlement of a successful remarketing under the Purchase Contract Agreement or (ii) the Stock Purchase Date, and, thereafter, at the Reset Rate to, but excluding, the date on which the principal hereof has been paid or made available for payment.

                  The amount of interest so payable for any period shall be computed (i) for any full quarterly period on the basis of a 360-day year of twelve 30-day months; (ii) for any period shorter than a full quarterly period, on the basis of a 30-day month; and (iii) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any Interest Payment Date is not a Business Day, then payment of the interest or principal payable on such date will be made on the next succeeding day which is a Business Day and no interest shall accrue in respect of the amounts which payment is so delayed for the period from and after such Interest Payment Date, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                  Payments of the principal of and interest on the Notes shall be made at the Corporate Trust Office or the Office of the Agent in The City of New York; provided that, unless this Note is a Note issued in global form ("Global Security"), interest may be paid, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least five Business Days prior to the date for payment by the Person entitled thereto. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, provided that interest payable on the Stated Maturity shall be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

                  Reference is hereby made to the further provisions of this Note set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated: ___________________


                                  EL PASO CORPORATION


                                  By:
                                      ---------------------------------
                                      Name:
                                      Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated: ___________________

                                  JPMORGAN CHASE BANK,
                                  as Trustee


                                  By:
                                      ---------------------------------
                                             Authorized Officer

                                [Reverse of Note]


                               El Paso Corporation

                         Senior Note Due August 16, 2007

                  This Note is one of a duly authorized issue of securities of the Company (the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 10, 1999 (the "Original Indenture"), as previously supplemented and as supplemented by an eighth supplemental indenture, dated as of June 26, 2002 (the "Eighth Supplemental Indenture" and the Original Indenture, as so supplemented, the "Indenture"), between the Company and JPMorgan Chase Bank, a New York banking corporation, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a series designated as Senior Notes Due August 16, 2007 of the Company (hereinafter called the "Notes"), issued under the Original Indenture, which Notes are limited in aggregate principal amount to $500,000,000 (up to $575,000,000 if the over-allotment option of the Underwriters (as such term is defined in the Underwriting Agreement) is exercised pursuant to the Underwriting Agreement).

                  Except as provided in Sections 1006 and 1007 of the Original Indenture, neither the Original Indenture nor the Notes limit or otherwise restrict the amount of indebtedness which may be incurred or other securities which may be issued by the Company. The Notes issued under the Indenture are direct, unsecured obligations of the Company and will mature on August 16, 2007. The Notes rank on parity with all other unsecured, unsubordinated indebtedness of the Company.

                  The Notes will bear interest as set forth on the face hereof and in the Eighth Supplemental Indenture. The Reset Rate will be the interest rate per annum that is determined by the Remarketing Agent pursuant to the Remarketing Agreement as follows: (i) in connection with a successful remarketing, the rate of interest that, in the opinion of the Remarketing Agent, will, when applied to the Notes participating in the remarketing, enable the then current aggregate market value of the Notes to have a value equal to approximately, but not less than, 100.5% of the Remarketing Value as of the Initial Remarketing Date or as of any Subsequent Remarketing Date, as the case may be, or (ii) if the Last Failed Remarketing shall have occurred or if there were no Equity Security Units outstanding on the Initial Remarketing Date or any Subsequent Remarketing Date and none of the Holders of Separate Notes elected during any Remarketing Period to have their Separate Notes participate in a remarketing, the rate of interest equal to the Two-Year Benchmark Treasury Rate plus the Applicable Spread. Notwithstanding anything contained herein to the contrary, the Reset Rate shall in no event exceed the maximum rate, if any, permitted by applicable law.

                  The Notes are not redeemable prior to maturity except pursuant to a Tax Event in accordance with the Eighth Supplemental Indenture. If a Tax Event shall occur, the Company may, at its option, redeem the Notes in whole (but not in part) at any time at a price equal to the Redemption Price. Installments of interest on the Notes that are due and payable on or prior to the Tax Event Redemption Date will be payable to the Holders of the Notes registered as such on the Record Date next preceding such Tax Event Redemption Date.

                  The Company agrees, and by acceptance of a beneficial ownership interest in the Notes, each beneficial holder of Senior Notes will be deemed to have agreed (1) to treat the acquisition of an Equity Security Unit as the acquisition of the Note and the Purchase Contract constituting the Equity Security Unit and to allocate the purchase price of the Equity Security Unit between the Note and the Purchase Contract Payment as $50 and $0, respectively,
(2) to treat the Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") for United States federal income tax purposes and (3) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Notes for United States federal income tax purposes. A Holder of Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: El Paso Corporation, Investor Relations, 1001 Louisiana Street, Houston, Texas 77002.

                  The Notes are not entitled to any sinking fund.

                  The Notes that are a component of Equity Security Units or that so elect under Section 2.06 of the Supplemental Indenture will be subject to remarketing and, in the case of the Last Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party of the Pledged Notes with respect thereto and, subject to applicable law and Section 5.4 of the Purchase Contract Agreement, may, among other things, permit the Company to cause the Notes to be sold or to retain and cancel such Notes, in either case, in full satisfaction of the Holders' obligations under the Purchase Contracts.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in aggregate principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which are absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, place(s) and rates, and in the coin or currency, herein prescribed.

                  [The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders hereof for any purpose under the Indenture.]*


                  As provided in the Indenture and subject to certain limitations set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.


                  The Notes are issuable only in registered forms without coupons, in minimum denominations of $50 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  All terms used in this Note (and not otherwise defined in this Note) but not defined herein shall have the meanings assigned to them in the Indenture, the Purchase Contract Agreement, the Remarketing Agreement or the Pledge Agreement, as the case may be and as the context may require.

                  [FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                    ------------------------------------------------------------
                     (Please Print or Typewrite Name and Address of Assignee)

the within instrument of EL PASO CORPORATION and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or
Other Identifying Number of Assignee:

--------------------------------------------                  --------------------------------------------

Dated:
        ------------------------------------                  --------------------------------------------
                                                                                (Signature)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]**

            [TO BE ATTACHED TO GLOBAL CERTIFICATES AND PLEDGED NOTES]

                       SCHEDULE OF INCREASES OR DECREASES

         The following increases or decreases in this [Global Certificate] [Pledged Note] have been made:

                                                                          Principal amount of
                           Amount of decrease    Amount of increase in       Senior Notes
                           in principal amount    principal amount of      evidenced by the
                             of Senior Notes          Senior Notes       [Global Certificate]       Signature of
                            evidenced by the        evidenced by the        [Pledged Note]       authorized officer
                          [Global Certificate]    [Global Certificate]      following such          of Trustee or
          Date               [Pledged Note]          [Pledged Note]      decrease or increase     Collateral Agent
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

----------
*        Insert in Global Notes only.

**       Insert in Certificated Notes only.